Exhibit 99.1

Investor Relations Contact:

Michael Picariello

CommVault

732-728-5380

ir@commvault.com

CommVault Announces Second Quarter Fiscal 2013 Financial Results

Record Revenue of $118.2 million, up 21% Year-Over-Year

Record GAAP EBIT of $22.4 million; GAAP EPS of $0.29

Record Non-GAAP EBIT of $28.8 million; Record Non-GAAP EPS of $0.38

Second Quarter Fiscal 2013 Highlights Include:

Second Quarter
GAAP Results:
Revenues	$118.2 million
Income from Operations (EBIT)	$22.4 million
EBIT Margin	18.9%
Diluted Earnings Per Share	$0.29

Non-GAAP Results:
Income from Operations (EBIT)	$28.8 million
EBIT Margin	24.4%
Diluted Earnings Per Share	$0.38

OCEANPORT, N.J. – October 29, 2012 – CommVault [NASDAQ: CVLT] today announced its financial results for the second quarter ended September 30, 2012.

N. Robert Hammer, CommVault’s chairman, president and CEO stated, “Our second quarter results continued our trend of delivering consistent, double-digit revenue and non-GAAP operating income growth. Our second quarter results were highlighted by year-over-year software revenue growth of 24% and Non-GAAP operating income growth of 63%. Our financial and operational performance for the second quarter demonstrates the strong value we provide our customers and the sizeable market opportunity for our data and information management software platform and related services. The momentum we carried through the first half of fiscal 2013 should provide a strong foundation for continued revenue and earnings growth as we move into the second half of the fiscal year.”

Total revenues for the second quarter of fiscal 2013 were $118.2 million, an increase of 21% over the second quarter of fiscal 2012 and an increase of 6% over the prior quarter. Software revenue in the second quarter of fiscal 2013 was $59.2 million, an increase of 24% year-over-year and an increase of 9% sequentially. Services revenue in the second quarter of fiscal 2013 was $58.9 million, an increase of 19% year-over-year and 3% sequentially.

Income from operations (EBIT) was $22.4 million for the second quarter, a 71% increase from $13.1 million in the same period of the prior year. On a sequential basis, income from operations (EBIT) increased 36% in the second quarter of fiscal 2013. Non-GAAP income from operations (EBIT) increased 63% to $28.8 million in the second quarter of fiscal 2013 compared to $17.7 million in the second quarter of the prior year. On a sequential basis, Non-GAAP income from operations (EBIT) increased 27% in the second quarter of fiscal 2013.

For the second quarter of fiscal 2013, CommVault reported net income of $13.9 million, an increase of $6.0 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 61% to $18.3 million, or $0.38 per diluted share, from $11.4 million, or $0.24 per diluted share, in the same period of the prior year.

Operating cash flow totaled $24.4 million for the second quarter of fiscal 2013 compared to $11.1 million in the second quarter of fiscal 2012. Total cash and short-term investments were $353.9 million as of September 30, 2012 compared to $300.2 million as of March 31, 2012. There were no share repurchases during the second quarter of fiscal 2013.

On October 25, 2012, the Board of Directors authorized a $50.0 million increase to the existing stock repurchase program and extended the expiration of the stock repurchase program to March 31, 2014. As of October 29, 2012, CommVault has repurchased $117.2 million of common stock (5.74 million shares). With the additional $50.0 million authorized by the Board of Directors, there is $102.8 million remaining in the repurchase program.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

•

On October 11, 2012, CommVault announced that its Simpana® 9 data and information management platform is fully integrated with Microsoft Corp.’s Cloud OS, including Windows Server 2012, Hyper-V and Windows Azure.

•

On September 13, 2012, CommVault announced that it is a recipient of a “Rising Star” award from the Global Technology Distribution Council (GTDC) in recognition of exceptional U.S. sales growth over the past year through distribution partners.

Use of Non-GAAP Financial Measures

CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 37% in fiscal 2013 and 36% in fiscal 2012.

CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the six months ended September 30, 2012 was 39% and the GAAP tax rate for the six months ended September 30, 2011 was 36%. On an annual basis, the GAAP tax rate over the past six fiscal years was 36% for fiscal 2012, 42% for fiscal 2011, 43% for fiscal 2010, 44% for fiscal 2009, 23% for fiscal 2008 and (241%) for fiscal 2007. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate for the past three fiscal years. The cash tax rate over the past three fiscal years is estimated to be approximately 14% for fiscal 2012, approximately 11% for fiscal 2011, and approximately 10% for fiscal 2010. Also, the cash tax rate for fiscal 2013 is estimated to be approximately 23%. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate for the remainder of fiscal 2013 and into fiscal 2014. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate over the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information

CommVault will host a conference call today, October 29, 2012, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 888-895-5479 (domestic) or 847-619-6250 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under “Investor Events” located under the “Investor Relations” section of the website. An archived webcast of this conference call will also be available following the call.

About CommVault

A singular vision – a belief in a better way to address current and future data management needs – guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.

Safe Harbor Statement

This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.

©1999-2012 CommVault Systems, Inc. All rights reserved. CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, SnapProtect, Recovery Director, CommServe, CommCell, ROMS, and CommValue are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

CommVault Systems, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011

Revenues:
Software	$59,219	$47,825	$113,454	$91,626
Services	58,943	49,633	115,975	97,359

Total revenues	118,162	97,458	229,429	188,985

Cost of revenues:
Software	644	639	1,322	1,256
Services	14,699	12,435	29,311	23,861

Total cost of revenues	15,343	13,074	30,633	25,117

Gross margin	102,819	84,384	198,796	163,868

Operating expenses:
Sales and marketing	55,700	51,224	112,087	100,982
Research and development	11,431	9,591	22,382	18,862
General and administrative	12,161	9,389	23,251	18,806
Depreciation and amortization	1,174	1,099	2,307	2,124

Income from operations	22,353	13,081	38,769	23,094

Interest expense	—	(27)	—	(53)
Interest income	261	158	497	323

Income before income taxes	22,614	13,212	39,266	23,364

Income tax expense	8,715	5,313	15,242	8,426

Net income	$13,899	$7,899	$24,024	$14,938

Net income per common share:
Basic	$0.31	$0.18	$0.53	$0.34

Diluted	$0.29	$0.17	$0.50	$0.32

Weighted average common shares outstanding:
Basic	45,106	43,942	44,934	44,056

Diluted	47,815	46,875	47,720	47,085

Table II

CommVault Systems, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2012	March 31, 2012

Assets
Current assets:
Cash and cash equivalents	$351,985	$297,088
Short-term investments	1,948	3,146
Trade accounts receivable, net	69,293	67,793
Prepaid expenses and other current assets	11,827	12,606
Deferred tax assets, net	13,643	14,717

Total current assets	448,696	395,350

Deferred tax assets, net	22,142	23,861
Property and equipment, net	10,162	9,137
Other assets	6,994	4,340

Total assets	$487,994	$432,688

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,365	$1,847
Accrued liabilities	42,324	45,888
Deferred revenue	128,629	125,314

Total current liabilities	173,318	173,049

Deferred revenue, less current portion	26,013	22,059
Other liabilities	7,754	7,596

Total stockholders’ equity	280,909	229,984

Total liabilities and stockholders’ equity	$487,994	$432,688

Table III

CommVault Systems, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended September 30,
	2012	2011

Cash flows from operating activities
Net income	$24,024	$14,938
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,361	2,197
Noncash stock-based compensation	12,077	8,815
Excess tax benefits from stock-based compensation	(7,287)	(3,314)
Deferred income taxes	2,816	(153)

Changes in operating assets and liabilities:
Trade accounts receivable	(1,618)	3,675
Prepaid expenses and other current assets	795	(998)
Other assets	(1,704)	(2,532)
Accounts payable	509	537
Accrued liabilities	2,819	5,032
Deferred revenue	7,371	13,266
Other liabilities	180	688

Net cash provided by operating activities	42,343	42,151

Cash flows from investing activities
Purchase of short-term investments	(1,948)	(3,146)
Proceeds from maturity of short-term investments	3,146	1,150
Purchase of property and equipment	(3,354)	(2,897)

Net cash used in investing activities	(2,156)	(4,893)

Cash flows from financing activities
Repurchase of common stock	—	(45,639)
Proceeds from the exercise of stock options	7,196	6,389
Excess tax benefits from stock-based compensation	7,287	3,314

Net cash provided by (used in) financing activities	14,483	(35,936)

Effects of exchange rate — changes in cash	227	(1,748)

Net increase (decrease) in cash and cash equivalents	54,897	(426)
Cash and cash equivalents at beginning of period	297,088	217,170

Cash and cash equivalents at end of period	$351,985	$216,744

Table IV

CommVault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011

Non-GAAP financial measures and reconciliation:
GAAP income from operations	$22,353	$13,081	$38,769	$23,094
Noncash stock-based compensation (1)	6,149	4,364	12,077	8,815
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	326	252	622	1,002

Non-GAAP income from operations	$28,828	$17,697	$51,468	$32,911

GAAP net income	$13,899	$7,899	$24,024	$14,938
Noncash stock-based compensation (1)	6,149	4,364	12,077	8,815
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	326	252	622	1,002
Non-GAAP provision for income taxes adjustment (3)	(2,048)	(1,105)	(3,985)	(3,519)

Non-GAAP net income	$18,326	$11,410	$32,738	$21,236

Diluted weighted average shares outstanding	47,815	46,875	47,720	47,085

Non-GAAP diluted net income per share	$0.38	$0.24	$0.69	$0.45

Footnotes – Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011

Cost of services revenue	$195	$99	$379	$201
Sales and marketing	2,786	2,166	5,422	4,259
Research and development	638	442	1,262	917
General and administrative	2,530	1,657	5,014	3,438

Stock-based compensation expense	$6,149	$4,364	$12,077	$8,815

(2)	Represents additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.
(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2013 and 36% in fiscal 2012.